UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by Registrant ☑
Filed by Party other than the Registrant  ☐
Check the appropriate box:
 ☐    Preliminary Proxy Statement
 ☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 ☐    Definitive Proxy Statement
☑    Definitive Additional Materials
 ☐    Soliciting Material Pursuant to §240.14a-12
Consolidated Edison, Inc.
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☑    No fee required.
 ☐    Fee paid previously with preliminary materials.
 ☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

Your **Vote** Counts!

CONSOLIDATED EDISON, INC.

2025 Annual Meeting of Stockholders to be held on Monday, May 19, 2025 10:00 AM EDT

Vote prior to the Annual Meeting (by 11:59 PM on May 18, 2025) or virtually at the Annual Meeting

conEdison, inc.

CONSOLIDATED EDISON, INC.
4 IRVING PLACE - ROOM 16-205
NEW YORK, NY 10003

V61465-P21126-Z88840

You invested in CONSOLIDATED EDISON, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting of Stockholders. **This is an important notice regarding the availability of proxy materials for the virtual stockholder meeting to be held on May 19, 2025 at 10:00 AM EDT.**

Get informed before you vote

Under Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Consolidated Edison, Inc. Annual Meeting of Stockholders are available on the Internet. View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting one prior to May 5, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Annual Meeting*

Monday, May 19, 2025
10:00 AM EDT

Virtually at:
www.virtualshareholdermeeting.com/ED2025

*If you choose to vote these shares at the virtual Annual Meeting webcast, use your 16-digit control number to access the webcast and follow the instructions available on the website.

We plan to hold the Annual Meeting by means of remote communications only. Please check the meeting materials for any special requirements for virtual meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors	
1a.	Timothy P. Cawley	For
1b.	John F. Killian	For
1c.	Karol V. Mason	For
1d.	Dwight A. McBride	For
1e.	William J. Mulrow	For
1f.	Michael W. Ranger	For
1g.	Linda S. Sanford	For
1h.	Deirdre Stanley	For
1i.	L. Frederick Sutherland	For
1j.	Catherine Zoi	For
2.	Ratification of appointment of independent accountants.	For
3.	Advisory vote to approve named executive officer compensation.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

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